Exhibit 5.1

May 17, 2007

Amerityre Corporation

1501 Industrial Road

Boulder City, Nevada 89005

Ladies and Gentlemen:

We are acting as counsel to Amerityre Corporation, a Nevada corporation (the “Company”), in connection with the registration by the Company of the offer and resale of 3,197,166 shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) on the date hereof, on behalf of the selling stockholders named therein (the “Selling Stockholders”). The Shares consist of (a) 2,131,444 shares of currently outstanding Common Stock (the “Issued Shares”) beneficially owned by certain of the Selling Stockholders and (b) up to 1,065,722 shares of Common Stock (the “Warrant Shares”) issuable by the Company upon exercise of outstanding warrants held by certain of the Selling Stockholders.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

We have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. Based on our review and on the assumptions set forth below, we are of the opinion that:

1. The Issued Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2. The Warrant Shares have been duly authorized, and when issued in accordance with the terms of the warrants, including the receipt by the Company of the consideration required therein, the Warrant Shares will be validly issued, fully paid and nonassessable.

Amerityre Corporation

May 17, 2007

We consent to the use of this opinion as an exhibit to the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the 1933 Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Stoel Rives LLP